SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
   Section 14(a) of the Securities Exchange Act of 1934 (Amendment No._______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]          Preliminary Proxy Statement
[ ]          Confidential, for Use of the Commission Only
             (as permitted by Rule 14a-6(e)(2))
[X]          Definitive Proxy Statement
[ ]          Definitive Additional Materials
[ ]          Soliciting Material Pursuant toss.240.14a-12

                           OBSIDIAN ENTERPRISES, INC.

                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


     2)   Form, Schedule or Registration Statement No.:


     3)   Filing Party:


     4)   Date Filed:

                                       DEFINITIVE PROXY SOLICITATION MATERIALS -
                                         INTENDED TO BE RELEASED TO STOCKHOLDERS
                                                     ON OR ABOUT AUGUST 30, 2002



                     [Obsidian Enterprises, Inc. Letterhead]






                                 August 30, 2002



Dear Stockholder:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Obsidian Enterprises, Inc. to be held at the Company's offices, 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204 on Friday, September 27, 2002, at 10:00 a.m. (local time). To ensure that a quorum will be represented at the meeting, we encourage you to complete, sign, date and return the enclosed proxy card promptly in the enclosed postage prepaid envelope. This will not limit your right to attend the meeting and vote in person.

The enclosed Notice of Annual Meeting and the Proxy Statement cover the business to come before the meeting, which will include the election of directors. We urge you to read these materials carefully.

Your management team has decided not to print a separate annual report but, instead, to use our annual report on Form 10-K for the year ending October 31, 2001, that was filed with the SEC earlier this year. Utilizing this format allowed Obsidian to take advantage of significant cost saving measures, while allowing us to provide you with important information you need in order to cast your vote at the Annual Meeting. The Annual Report is not to be considered part of the Proxy Statement.

We look forward to meeting our stockholders and welcome the opportunity to discuss the business of your company with you.





                                          Timothy S. Durham
                                          Chairman and Chief Executive Officer

                     [Obsidian Enterprises, Inc. Letterhead]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To Our Stockholders:

The Annual Meeting of Stockholders of Obsidian Enterprises, Inc. (the "Company") will be held on Friday, September 27, 2002, 10:00 a.m. (local time), at the Company's offices, 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204, for the purpose of considering and voting upon the following matters:

     1) The election of seven directors to hold office until the 2003 Annual Meeting of Stockholders and until their successors are elected and have qualified.

     2)   To  ratify  the  appointment  of  McGladrey  &  Pullen,   LLP  as  the
          independent auditors of the Company for the fiscal year ending October 31, 2002.

     3) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only Stockholders of record at the close of business on August 20, 2002, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement and Proxy.

Even if you plan to attend the meeting, please mail your Proxy promptly so that there may be proper representation at the meeting. You are urged to complete, sign, date and return the enclosed Proxy in the envelope provided. No postage is required if mailed in the United States.



                                        By Order of the Board of Directors


                                        Jeffrey W. Osler
                                        Secretary


August 30, 2002

                                 PROXY STATEMENT

                           OBSIDIAN ENTERPRISES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                               September 27, 2002

This Proxy Statement is furnished to the stockholders of Obsidian Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, September 27, 2002, at 10:00 a.m. (local time), and at any adjournment thereof. The meeting will be held at the Company's offices, 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204. This Proxy Statement and accompanying form of proxy have been mailed to stockholders on or about August 30, 2002.

                              GENERAL INFORMATION


Who can vote at the Annual Meeting?

Only stockholders of record as of August 20, 2002, are entitled to notice of, and to vote at, the Annual Meeting. The holders of the Company's Common Stock and the holders of the Company's Series C Preferred Stock will vote together as a class on the matters to be considered. Each share of the Company's Common Stock is entitled to one vote and each share of Series C Preferred Stock is entitled to 20 votes on the matters to be voted on at the Annual Meeting.

How do I vote by proxy?

The enclosed proxy is designed to permit each stockholder of record of the Company's Common Stock at the close of business on August 20, 2002, to vote at the Annual Meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with the instructions of the stockholders given in the proxies. In the absence of such instructions, the shares of the Company's Common Stock represented by proxy will be voted FOR the election of the seven nominees for director and FOR the ratification of the appointment of the independent auditors. The named proxies will vote the proxy in their discretion on other matters that may properly come before the meeting. A proxy may be revoked any time before the meeting by delivering to the Company's Secretary a written notice of revocation or a later-dated proxy. A stockholder of record also may revoke a proxy by voting in person at the meeting.

What will the stockholders vote on at the Annual Meeting?

The only items of business will be the election of directors and the ratification of the appointment of the independent auditors.

Will there be any other items of business to vote on?

Management is not aware of any other matters to be presented at the meeting and has not received notice from any stockholders requesting that other matters be considered.

What constitutes a quorum?

A majority of the outstanding shares of the Company entitled to vote at the meeting, present or represented by proxy, constitutes a quorum for the Annual Meeting. As of August 20, 2002, the record date, 36,007,855 shares of the Company's Common Stock, and 4,425,274 shares of the Company's Series C Preferred Stock (having 20 votes per share), were issued and outstanding.

How many votes are required for the election of directors?

The nominees for election as directors of the Company named in the Proxy Statement will be elected by a plurality of the votes cast. Abstentions are counted for purposes of determining the presence or absence of a quorum but are not considered votes cast. Brokerage firms generally have authority to vote customers' shares held in street name for the election of directors and on other matters that are considered "routine." Shares held by brokers in street name and for which the brokers do not have discretion to vote are called "broker non-votes." Broker non-votes are counted to determine if a quorum is present but are not considered votes cast. Broker non-votes will not affect the determination of whether a nominee has received a plurality of the votes cast.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Company's Board of Directors consists of seven members. The members of the Board of Directors are elected to serve one-year terms. Each director serves until the next Annual Meeting of Stockholders or until the director's successor has been elected and has qualified. The following table presents biographical information on the seven nominees.



             The Board of Directors unanimously recommends that the stockholders vote FOR the election of the seven nominees.


--------------------------------------------------------------------------------------------------------------------
                               BOARD OF DIRECTORS
--------------------------------------------------------------------------------------------------------------------
----------------------------- ---------- ---------------------------------------------------------------------------
            Name                Age                    Business Experience and Service as a Director
----------------------------- ---------- ---------------------------------------------------------------------------
----------------------------- ---------- ---------------------------------------------------------------------------
Timothy S. Durham                40      Mr. Durham has served as the Chief  Executive  Officer and Chairman of the
                                         Board and as a director of the Company  since June 2001.  He has served as a Managing Member and Chief Executive  Officer of Obsidian Capital Company
                                         LLC, which is the general partner of Obsidian  Capital  Partners LP, since
                                         April  2000.  Beginning  in 1998,  Mr.  Durham  founded and  maintained  a
                                         controlling  interest  in  several  investment  funds,   including  Durham
                                         Capital  Corporation,  Durham  Hitchcock  Whitesell  and Company  LLC, and
                                         Durham  Whitesell & Associates  LLC. From 1991 to 1998,  Mr. Durham served in various  capacities at Carpenter  Industries,  Inc.,  including as Vice
                                         Chairman,  President and Chief Executive  Officer.  Mr. Durham also serves
                                         as  a  director  of  J2   Communications.   Mr.  Durham  is  Mr.   Osler's
                                         brother-in-law.
----------------------------- ---------- ---------------------------------------------------------------------------
----------------------------- ---------- ---------------------------------------------------------------------------
Daniel S. Laikin                 40      Mr.  Laikin has  served as a  director  of the  Company  since  September
                                         2001.  Mr.  Laikin  is  Chief  Operating  Officer  and a  director  of J2
                                         Communications,  the  owner  of  the  "National  Lampoon"  trademark  and engaged in the entertainment  business.  He has been a Managing Member of
                                         Fourleaf  Management LLC, a management company of an investment fund that invests in technology  related  entities,  since 1999.  Mr. Laikin served as the Chairman of the Board of Biltmore Homes from 1993 to 1998.
----------------------------- ---------- ---------------------------------------------------------------------------
----------------------------- ---------- ---------------------------------------------------------------------------
D. Scott McKain                  47      Mr.  McKain has been a director of the Company since  September  2001. He has served as the Chairman of McKain  Performance  Group since 1981.  Mr.
                                         McKain  also has been the Vice  Chairman  of Durham  Capital  Corporation since 1999.  From 1983 to 1998,  Mr.  McKain was a  broadcast  journalist and television  commentator.  Mr. McKain has also authored  several books and is a keynote speaker who presents high content  workshops  across the nation.
----------------------------- ---------- ---------------------------------------------------------------------------
Jeffrey W. Osler                 33      Mr.  Osler has served as the  Executive  Vice  President,  Secretary  and
                                         Treasurer  and as a director of the Company  since June 2001.  He also is a Managing  Member of Obsidian  Capital  Company  LLC.  and has served as
                                         Senior Vice  President at Durham  Whitesell &  Associates  LLC and Durham
                                         Capital  Corporation  since September 1998. Prior to that time, Mr. Osler served as the General  Manager of Hilton  Head  National  Golf Club.  Mr.
                                         Osler is Mr. Durham's brother-in-law.
----------------------------- ---------- ---------------------------------------------------------------------------
----------------------------- ---------- ---------------------------------------------------------------------------
John A. Schmit                   34      John A. Schmit has been a director  since July 2001.  Mr.  Schmit  joined
                                         Renaissance    Capital   Group,    Inc.   in   1997   and   is   a   Vice
                                         President--Investments.  Prior to joining  Renaissance Capital Group, Mr.
                                         Schmit  practiced  law with the law firm of  Gibson,  Ochsner & Adkins in
                                         Amarillo,  Texas from  September 1992 to September  1994.  Between August
                                         1994 and May 1996, Mr. Schmit  attended  Georgetown  University  where he earned his L.L.M. in International and Comparative Law.
----------------------------- ---------- ---------------------------------------------------------------------------
----------------------------- ---------- ---------------------------------------------------------------------------
Goodhue W. Smith, III            52      Mr.  Smith has been a director  of the  Company  since  1997.  Mr.  Smith founded Duncan-Smith Investments,  Co., an investment banking firm in San
                                         Antonio,  Texas,  in 1978 and since that time has served as its Secretary and  Treasurer.  Mr. Smith also is a director of Citizens  National  Bank of Milam County, and Ray Ellison Mortgage Acceptance Co.
----------------------------- ---------- ---------------------------------------------------------------------------
Terry G. Whitesell               62      Mr.  Whitesell has served as the President  and Chief  Operating  Officer and as a director of the Company  since June 2001.  Prior to that time he co-founded  several entities with Mr. Durham,  including Obsidian Capital
                                         Company,  LLC,  Durham  Hitchcock  Whitesell  and  Company LLC and Durham
                                         Whitesell & Associates  LLC. Mr.  Whitesell also is a Managing  Member of
                                         Obsidian  Capital  Company LLC. From April 1992 until September 1998, Mr.
                                         Whitesell  served as Executive  Vice  President of Carpenter  Industries,
                                         Inc.
----------------------------- ---------- ---------------------------------------------------------------------------

Each of the nominees has agreed to serve the term for which he has been nominated. It is intended that the proxies solicited by the Board of Directors will be voted for the nominees named above. If any nominee is unable to stand for election, the Board of Directors may designate a substitute nominee or adopt a resolution reducing the number of members on the Board. If a substitute nominee is designated, shares represented by proxy would be voted for the substituted nominee.

Nomination of Directors

The Company's Board of Directors does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board as a whole.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During fiscal 2001, the Company's Board of Directors held five meetings and took action by unanimous consent on two occasions. All the Company's directors attended 75% or more of the aggregate of the meetings of the Board of the Company and all committees upon which the Directors served except that Mr. Laikin and Mr. Smith were unable to attend the only meeting that was held in fiscal 2001 after their election to the Board. The Company has two standing committees, the Audit Committee and the Compensation Committee.

                               THE AUDIT COMMITTEE

The Audit Committee members for fiscal 2001 were Messrs. Russell Cleveland and Goodhue W. Smith, III through October 5, 2001 and Messrs. Goodhue W. Smith, III, John A. Schmit and Daniel S. Laikin thereafter. The Audit Committee met one time in fiscal 2001. The Audit Committee aids management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to the Board regarding the selection of independent auditors, consults with management and the independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs. The members of the Audit Committee are independent as defined by the National Association of Securities Dealers' ("NASD") listing standards. The Company's Board of Directors adopted a written charter for the Audit Committee in 2001. A copy of the Audit Committee Charter was attached as Appendix A to last year's proxy statement.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during the Company's past three fiscal years ended October 31, 2001 by the Company's Chief Executive Officer.

------------------------- --------------------------------------------------- -------------------- -----------------
                                                                                   Long-Term
                     Annual Compensation Compensation Awards
------------------------- --------------------------------------------------- -------------------- -----------------
------------------------- ---------- ------------------- -------------------- -------------------- -----------------

------------------------- ---------- ------------------- -------------------- -------------------- -----------------
------------------------- ---------- ------------------- -------------------- -------------------- -----------------
        Name and                                                                  Securities          All Other
   Principal Position       Year           Salary               Bonus             Underlying         Compensation
   ------------------       ----           ------               -----                                ------------
                                                                                 Options/SARs
------------------------- ---------- ------------------- -------------------- -------------------- -----------------
------------------------- ---------- ------------------- -------------------- -------------------- -----------------
Timothy S. Durham,           2001           $27,404                 $0                 $0                   $0
Chief          Executive     2000               N/A                N/A                N/A                  N/A
Officer(1)                   1999               N/A                N/A                N/A                  N/A
------------------------- ---------- ------------------- -------------------- -------------------- -----------------
------------------------- ---------- ------------------- -------------------- -------------------- -----------------
M. E. Williams,              2001          $110,000            $12,824                  0                    0
Chief          Executive     2000          $107,609             $9,375                  0               $3,125
Officer(2)                   1999          $105,000             $8,386                  0                    0

------------------------- ---------- ------------------- -------------------- -------------------- -----------------

(1) Mr. Durham was elected Chief Executive Officer and Chairman of the Board on June 21, 2001.
(2)  Mr. Williams resigned as Chief Executive Officer on June 21, 2001.

Option/SAR Grants in Last Fiscal Year

No grants were made during fiscal 2001 pursuant to the Company's 1999 Stock Option Plan or the Company's 2001 Long Term Incentive Plan.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth information for 2001 with respect to Option/SAR exercises by the executive officers named in the Summary Compensation Table and the value of unexercised options and SARs as of October 31, 2001.

------------------------- ------------------------- --------------------------
                            Number of Unexercised      Value of Unexercised
                            Options/SARs at Fiscal         In-the-Money
                                Year-End (#)         Options/SARs at Fiscal
                                                           Year-End ($)
------------------------- ------------------------- --------------------------
------------------------- ------------------------- --------------------------
               Name             Exercisable/              Exercisable/
                                Unexercisable             Unexercisable
------------------------- ------------------------- --------------------------
------------------------- ------------------------- --------------------------
M. E. Williams                    882,000/0               $138,550/0(1)
------------------------- ------------------------- --------------------------
(1) Represents the difference between the last reported sales price per share of the Company's common stock as reported on the OTC Bulletin Board on October 31, 2001, and the exercise price of the option.

                        EMPLOYMENT AND CONTROL AGREEMENTS

The Company currently does not have any employment agreements with any of the Company's executive officers.

                            COMPENSATION OF DIRECTORS

Directors who are not employees of the Company are entitled to a board meeting attendance fee of $750 plus reimbursement of expenses.

                          REPORT OF THE AUDIT COMMITTEE

This report is being provided to inform stockholders of the Audit Committee's oversight with respect to the Company's financial reporting.

The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the year ended October 31, 2001. The Audit Committee also has discussed with the Company's independent auditors, McGladrey & Pullen, LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380). The Audit Committee has received from McGladrey & Pullen, LLP, the written report, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has reviewed, evaluated and discussed with McGladrey & Pullen, LLP its independence. The Audit Committee also has discussed with management and with McGladrey & Pullen, LLP, such other matters and received such assurances from them as the Audit Committee has deemed appropriate.

In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2001, that was filed with the Securities and Exchange Commission.

This Report is submitted by the members of the Audit Committee:

     Goodhue W. Smith, III
     John A. Schmit
     Daniel S. Laikin

                             COMPENSATION COMMITTEE

                      REPORT OF THE COMPENSATION COMMITTEE

                                October 31, 2001

Compensation Policies and Determination of Compensation Subsequent to the Reorganization

In connection with the change of control and reorganization of the Company that occurred on June 21, 2001 (the "Reorganization"), Timothy S. Durham became Chief Executive Officer and Chairman of the Board of the Company. Mr. Durham replaced M.E. Williams, who resigned as Chief Executive officer on that date. The other executive officers of the Company also were replaced in the Reorganization. In addition, Mr. Durham and the other new executive officers acquired in the Reorganization beneficial ownership of more than a majority of the voting power of the Company's capital stock. Given the Reorganization, his beneficial ownership interest and the Company's financial concerns, Mr. Durham recommended to the Compensation Committee that he and the other new executive officers receive only nominal salaries for the 2001 fiscal year and that no bonuses or other incentive compensation packages be approved for fiscal 2001. The Compensation Committee adopted Mr. Durham's recommendations. As a consequence, Mr. Durham's total compensation for the more than four months that he served during the 2001 fiscal year was only $27,404 and none of the other new executive officers received compensation in an amount requiring the compensation to be reported in the Summary Compensation Table.

Compensation Policies and Determination of Compensation Prior to the Reorganization

As mentioned above, M.E. Williams, the Company's former Chief Executive Officer, served in that capacity until June 21, 2001. Mr. Williams' compensation for the 2001 fiscal year was based on the compensation policies in place prior to the Reorganization. Those prior compensation policies were focused on integrating annual base compensation with bonuses based upon a variety of factors that could include the Company's operating performance and an individual's initiative and performance. In measuring operating performance, the Compensation Committee could consider, among other things, the Company's attainment of gross margin, operating profit and growth targets, limits on corporate general and administrative expenses, net income and earnings per share targets and debt to capital ratio levels. The Compensation Committee did not apply a formula that assigned specific weights to any such factors.

Prior to the Reorganization, the compensation of the Company's executive officers generally consisted of base salary, annual cash bonuses and long-term incentive compensation in the form of stock options. In determining salaries for the executive officers for fiscal 2001, the Compensation Committee took into account the individual experience and performance of its executive officers. In determining whether to make stock option grants for the executive officers, the Board evaluated a number of criteria, including the recipient's level of cash compensation, years of service and position with the Company. Based on these policies and considerations, Mr. Williams received for the nearly eight months he served as Chief Executive Officer during fiscal 2001 the amount of $110,000 as salary and the amount $12,824 as a bonus. Mr. Williams was not granted any stock options during fiscal 2001.

This report is submitted by the members of the Compensation Committee:

     John A. Schmit
     D. Scott McKain

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

On August 1, 1997, Danzer Industries, Inc., ("DII"), a subsidiary of the Company, entered into a loan agreement with Duncan-Smith Investments, Co. Goodhue Smith, is a founder and officer of Duncan-Smith Investments, Co. The terms of the $650,000 loan included an interest rate of 11% with payments due quarterly and a final payment on June 15, 2002. Duncan-Smith Investments, Co. received a cash fee of $32,500 and a warrant to purchase 650,000 shares of common stock at $0.25 per share with an expiration date of August 2002. In February 1999, Duncan-Smith Investments, Co. agreed to temporarily defer principal repayments on the note for February and May 1999. In consideration, the interest rate was increased to 13% until such time as the original payment schedule became current. Effective January 21, 2000, DII entered into a loan with Banc of America Commercial Finance Corporation ("BACFC") and repaid the indebtedness to Duncan-Smith Investments, Co. in full. However, as an accommodation to the Company, Duncan-Smith Investments, Co. pledged a certificate of deposit for $150,000 to BACFC to secure the loan. During 2001, DII paid a fee to Duncan-Smith Investments, Co. of $2,812.50 for providing this collateral and the pledge was released in August 2001. In June 2001, Duncan-Smith Investments, Co.'s warrant to purchase 650,000 shares of common stock at $0.25 per share was exchanged for a warrant to purchase 10,000 shares of Series C preferred stock at $2.00 per share.

A number of related party transactions occurred in connection with the change in
control  and   reorganization  of  the  Company  in  2001.  The   reorganization
transactions occurred in two parts:

o On June 21, 2001, the Company acquired from Obsidian Capital Partners, L.P., Mr. Durham and certain other shareholders all of the shares of Pyramid Coach, Inc.("Pyramid"); Champion Trailer, Inc. ("Champion") and U.S. Rubber Reclaiming, Inc. ("U.S. Rubber").

o On July 31, 2001, the Company acquired from Obsidian Capital Partners, L.P. and Mr. Durham substantially all of the assets of United Acquisition, Inc., which the Company now operates as United Expressline, Inc. ("United").

Prior to these transactions, U.S. Rubber and United had incurred fees due to Obsidian Capital Company, a company controlled by Messrs. Durham and Whitesell, in connection with the transactions by which those companies were acquired by Obsidian Capital Partners, LP. In addition, Danzer incurred a fee to Obsidian Capital Company in connection with the reorganization transactions. The fees for the acquisition and financing of the Danzer transaction was $600,000. The fee for the U.S. Rubber transaction was $760,000. The fee for the United acquisition was $600,000.

At October 31, 2001, the Company owed Obsidian Capital Partners, LP, the majority shareholder of the Company, the approximate amount of $2,170,000. The advances made to the Company by Obsidian Capital Partners, LP were comprised of $1,222,000 in advances to provide working capital and to fund losses of Champion, $279,806 to fund the professional fees with respect to the Forms 8-K and 10-Q that were filed with the SEC in connection with the reorganization, $363,919 to pay the cost of closing the reorganization transactions on June 21, 2001, and $293,652 to complete the closing of the purchase of United .

At October 31, 2001, the Company owed Obsidian Capital Company $624,317 for funds advanced to Champion to fund the completion of trailers for resale to third party customers.

DW Leasing owed Messrs. Durham, Whitesell and Osler, officers and directors of the Company, the total amount of approximately $300,000 at October 31, 2001. These amounts were advanced by them to DW Leasing prior to the purchase by the Company of Pyramid and the DW Leasing coach assets.

United advanced Obsidian Capital Company $216,000, as a part of the closing of the purchase of the United transaction. The amount was paid back to United subsequent to year-end.

For the year ended October 31, 2001, the Company paid Obsidian Capital Company rent expense of $15,000 for the use of office space.

         COMMON STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT


The following table sets forth information with respect to beneficial ownership of common stock as of August 20, 2002, by (i) all persons known to the Company to be the beneficial owners of five percent or more of the common stock, (ii) each director of the Company, (iii) the chief executive officer and each of the Company's other most highly compensated executive officers whose total annual compensation for 2001, based on salary and bonus earned during 2001, exceeded $100,000 (the "named executive officers"); (iv) the current executive officers; and (v) all Company directors and executive officers as a group. This table does not include shares of common stock that may be purchased pursuant to options not exercisable within 60 days of the record date. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                             Common Stock                 Series C Preferred Stock

                                                                          Percentage      Number of      Percentage
                                                                           of Shares        Shares        of Shares
              Name and Address of                   Number of Shares     Beneficially    Beneficially   Beneficially
               Beneficial Owner                    Beneficially Owned        Owned          Owned           Owned
               ----------------                    ------------------        -----          -----           -----

Executive Officers and Directors:

Timothy S. Durham (1)                                  88,267,469            76.9%         3,942,193       89.1%
Terry G. Whitesell (2)                                 82,030,360            73.8%         3,755,869       84.9%
D. Scott McKain                                           810,100             2.2%                --          --
Jeffrey W. Osler (3)                                   75,944,580            68.3%         3,755,869       84.9%
Goodhue W. Smith, III (4)                                 298,334                *             5,000           *
John A. Schmit (5)                                      5,000,000            13.9%                --          --
All current officers and directors as a
  group (6)                                           102,088,943            88.8%         3,947,193       89.2%
Former Chief Executive Officer:
M. E. Williams (7)                                        971,206             2.6%            44,125           *
Other 5% Shareholders:
Obsidian Capital Partners, L.P. (8)                            --               --         3,755,869       84.9%
Richard W. Snyder                                       1,946,667             5.4%                --          --
Huntington Capital Investment Company (9)                      --               --           386,206        8.7%

---------
*less than one percent
(1) Includes 7,308,103 shares of common stock directly owned by Mr. Durham; 2,088,366 shares held by Diamond Investments, LLC, for which Mr. Durham serves as Managing Member and for which shares Mr. Durham may be deemed to share voting and dispositive power; 3,755,869 shares of Series C preferred stock over which Mr. Durham shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Durham due to his position as a managing member of Obsidian Capital Company, LLC, which is the general partner of Obsidian Capital Partners, LP, which directly owns such shares; 186,324 shares of Series C preferred stock over which Mr. Durham shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Durham due to his position as Chairman and fifty percent owner of Fair Holdings, Inc.; and 27,140 shares of common stock over which Mr. Durham shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Durham due to his position as a managing member of Durham Whitesell and Associates, LLC, which directly owns such shares. The address of Mr. Durham is 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204.

(2) Includes 6,889,840 shares of common stock directly owned by Mr. Whitesell; 3,755,869 shares of Series C preferred stock over which Mr. Whitesell shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Whitesell due to his position as a managing member of Obsidian Capital Company, LLC, which is the general partner of Obsidian Capital Partners, LP, which directly owns such shares; and 27,140 shares of common stock over which Mr. Whitesell shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Whitesell due to his position as a managing member of Durham Whitesell and Associates, LLC, which directly owns such shares. The address of Mr. Whitesell is 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204.

(3) Includes 827,200 shares of common stock directly owned by Mr. Osler; and 3,755,869 shares of Series C preferred stock over which Mr. Osler shares voting and dispositive power and that may be deemed to be beneficially owned by Mr. Osler due to his position as a managing member of Obsidian Capital Company, LLC, which is the general partner of Obsidian Capital Partners, LP, which directly owns such shares. The address of Mr. Osler is 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204.

(4) Includes 81,667 shares of common stock directly owned by Mr. Smith; 116,667 shares of common stock owned by Duncan-Smith Investments, Inc., of which Mr. Smith is an owner; and 5,000 shares of Series C preferred stock directly owned by Mr. Smith. The address is Mr. Smith is 711 Navarro, Suite 740, San Antonio, Texas 78205.

(5) Consists of shares that may be acquired pursuant to convertible debentures issued by the Company on July 19, 2001, to two trusts of which Renaissance Capital Group, Inc., serves as investment manager and investment advisor. Mr. Schmit is an executive officer of Renaissance Capital Group, Inc. He disclaims beneficial ownership of any securities of Registrant held by Renaissance Capital Group, Inc. The address of Mr. Schmit is 8080 North Central Expressway, Suite 210, Dallas, Texas 75206.

(6) Includes 3,755,869 shares of Series C preferred stock over which Obsidian Capital Company, LLC shares voting and dispositive power and that may be deemed to be beneficially owned by Obsidian Capital Company, LLC due to its position as the general partner of Obsidian Capital Partners, LP, which directly owns such shares; and 186,324 shares of Series C preferred stock directly owned by Fair Holdings, Inc.

(7) Includes 88,706 shares of common stock directly owned by Mr. Williams; and 44,125 shares of Series C preferred stock owned by Mr. Williams. Mr. Williams resigned as Chief Executive Officer on June 21, 2001.

(8) Includes 3,755,869 shares of Series C preferred stock directly owned by Obsidian Capital Partners, LP. Voting and dispositive power over the shares of Series C preferred stock may be deemed to be held by Obsidian Capital Partners, LP, Obsidian Capital Company, LLC and the managing members of Obsidian Capital Company LLC, which include Messrs. Durham, Whitesell and Osler.

(9) Based on the information reported in a Schedule 13G filed with the SEC on August 6, 2001.

                                PERFORMANCE GRAPH

The Securities and Exchange Commission requires the Company to include in this Proxy Statement a line graph comparing the Company's cumulative five-year total stockholder returns on Common Stock with market and industry returns over the past five years. The following chart compares the yearly percentage change in the cumulative total shareholder return on the common stock from October 31, 1997 through October 31, 2001, with the cumulative total return on the Nasdaq Stock Market and issuers with similar market capitalizations. The Company does not believe it is feasible to provide a comparison against a group of peer companies on an industry or line-of-business basis, as there is an insufficient number of similar publicly traded companies with businesses comparable to the Company's business. The comparison assumes $100 was invested immediately prior to such period in common stock and in each of the foregoing indices and assumes reinvestment of dividends. Dates on the following chart represent the last day of the indicated fiscal year. The Company paid no dividends during the period.

                      [Graph Not Included in Edgar Filing]




                                                      Base                          Years Ending
                                                     Period
Company Name / Index                                  Oct96      Oct97      Oct98      Oct99      Oct00       Oct01
-----------------------------------------------------------------------------------------------------------------------
OBSIDIAN ENTERPRISES INC                                   100      40.06      27.24      19.23       67.31      80.13
NASDAQ INDEX COMPOSITE                                     100     130.46     145.02     242.85      275.86     138.37
PEER GROUP                                                 100      96.72      49.55      37.79       37.03       5.71



                        CHANGE IN INDEPENDENT ACCOUNTANT

As previously reported in a Current Report Form 8-K filed on November 13, 2001, the Audit Committee of the Company's Board of Directors decided on November 7, 2001, to dismiss Linton, Shafer & Company, P.A. ("Linton Shafer") as the Company's independent auditors. The audit reports of Linton Shafer on the consolidated financial statements of the Company as of and for the years ended October 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended October 31, 2000 and 1999 and the period following October 31, 2000, there were no disagreements between the Company and Linton Shafer on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure. A letter from Linton Shafer confirming the statements set forth in this Item 9 was attached as Exhibit 16 to the Current Report on Form 8-K filed on November 13, 2001.

On November 7, 2001, the Board of Directors engaged McGladrey & Pullen, LLP ("McGladrey") as the Company's new independent auditors. During the fiscal years ended October 31, 2000 and 1999 and during the period following October 31, 2000, the Company did not consult McGladrey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice provided that McGladrey concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

McGladrey & Pullen LLP's fees for the calendar year 2001 audit, other audit work in connection with other filings with the Securities and Exchange Commission, and review of Forms 10-Q were $407,371 all of which has been paid. McGladrey & Pullen, LLP did not render any services related to financial systems design and implementation or any other non-audit services for the year ended October 31, 2001.

                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending October 31, 2002. This selection is being presented to the Stockholders for their approval at the Annual Meeting. If the stockholders do not approve this selection, the Board of Directors will reconsider its choice. Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

  The Board of Directors Recommends that stockholders vote For the ratification of the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for fiscal year 2002.



                             ADDITIONAL INFORMATION

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers and directors of the Company and owners of more than 10 percent of the Company's Common Stock are required to file reports of their ownership and changes in their ownership of the Company's Common Stock with the Securities and Exchange Commission. Copies of these reports also must be furnished to the Company. Based solely upon a review of copies furnished to the Company through the date of this Proxy Statement or written representations that no reports were required, the Company believes that its executive officers, directors and 10% stockholders complied with the 2001 filing requirements except that the Form 3 Initial Statement of Beneficial Ownership of Securities for Mr. Schmit was filed late.

                                    EXPENSES

In addition to solicitation by mail, proxies may be solicited personally or by telephone or facsimile or electronic mail, by certain directors, officers and employees of the Company, who will not be specially compensated for such solicitation. No solicitation of proxies will be made by paid solicitors. The Company will bear all expenses in connection with the solicitation of proxies.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Any stockholder who wishes to have a proposal considered for inclusion in the Company's Proxy Statement for the fiscal 2003 annual meeting of stockholders must submit the proposal in writing so that the Company receives it by May 2, 2003. Proposals should be addressed to the Company's Secretary, 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204. Stockholders who wish to bring proposals before the annual meeting without having the proposals considered for inclusion in the proxy statement must submit the proposals in writing to the Company's Secretary no later than July 17, 2003.

                                  ANNUAL REPORT

The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001 accompanies this Proxy Statement. The Annual Report includes the audited balance sheets of the Company and its subsidiaries on a consolidated basis for the fiscal years ended October 31, 2000 and 2001, and the audited statements of income and cash flow for the fiscal years ended October 31, 1999, 2000 and 2001, and the report thereon of the independent auditors.

                                  OTHER MATTERS

Management knows of no matters, other than those reported above, that are to be brought before the Annual Meeting. The enclosed proxy confers discretionary authority on the proxies to vote on any other business that may properly come before the meeting. It is the intention of the persons named in the proxy to vote in their discretion on any such matter.

We strongly urge you to complete, sign, date and return the enclosed Proxy at the earliest possible date even if you plan to attend the meeting. If you attend the meeting, you may withdraw your Proxy and vote in person.


                                        Jeffrey W. Osler
                                        Secretary

Indianapolis, Indiana
August 30, 2002

                           OBSIDIAN ENTERPRISES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               September 27, 2002

                             THIS PROXY IS SOLICITED
                       ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Terry G. Whitesell and Jeffrey W. Osler, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Common Stock the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of Obsidian Enterprises, Inc. (the "Company"), to be held at the Company's offices, 111 Monument Circle, Suite 3680, Indianapolis, Indiana 46204, on Friday, September 27, 2002 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows:

1.   Election of Seven (7) Directors.

        FOR all nominees listed below (EXCEPT as marked to the contrary below)

                           INSTRUCTIONS:             To withhold  authority to vote for any individual  nominee,  strike a line through such nominee's name in the following list:

                           Timothy S. Durham              Daniel S. Laikin              D. Scott McKain

                           Jeffrey W. Osler               John A. Schmit                Goodhue W. Smith, III

                           Terry G. Whitesell

        WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2. Ratification of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending October 31, 2002.

        [ ]FOR                        [ ]AGAINST
                                      [ ]ABSTAIN

3. In their discretion, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

This proxy will be voted as directed. If this proxy card is properly signed and returned but no directions are specified, this proxy will be voted FOR the election of the nominees for director listed above and FOR Proposal 2. This proxy card, if properly executed and delivered in a timely manner, will revoke all prior proxies.

                                        Dated____________________________, 2002

                                        ---------------------------------
                                        Signature
                                        ---------------------------------
                                        Signature

               Please sign EXACTLY as name or names appear hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

                           OBSIDIAN ENTERPRISES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               September 27, 2002

                             THIS PROXY IS SOLICITED
                       ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Terry G. Whitesell and Jeffrey W. Osler, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Series C Preferred Stock the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of Obsidian Enterprises, Inc. (the "Company"), to be held at the Company's offices, 111 Monument Circle, Suite 3680, Indianapolis, Indiana 46204, on Friday, September 27, 2002 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows:

1.   Election of Seven (7) Directors.

     FOR all nominees listed below (EXCEPT as marked to the contrary below)
     INSTRUCTIONS:             To withhold  authority to vote for any individual
                               nominee, strike a line through such nominee's name in the following list:

     Timothy S. Durham           Daniel S. Laikin          D. Scott McKain

     Jeffrey W. Osler            John A. Schmit            Goodhue W. Smith, III

     Terry G. Whitesell

     WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2. Ratification of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending October 31, 2002.

       [ ]FOR                              [ ]AGAINST
                                           [ ]ABSTAIN

3. In their discretion, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

This proxy will be voted as directed. If this proxy card is properly signed and returned but no directions are specified, this proxy will be voted FOR the election of the nominees for director listed above and FOR Proposal 2. This proxy card, if properly executed and delivered in a timely manner, will revoke all prior proxies.

                                     Dated____________________________, 2002

                                     ---------------------------------
                                     Signature
                                     ---------------------------------
                                     Signature

                    Please sign EXACTLY as name or names appear hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

                     [Obsidian Enterprises, Inc. Letterhead]

           [Cover Letter Accompanying 2001 Annual Report on Form 10-K]

August 30, 2002

Dear Obsidian Enterprises Shareholder,

Fiscal 2001 was a monumental year in the history of Obsidian Enterprises, Inc.

On June 21, 2001, Danzer completed a share exchange with Obsidian Capital Partners, L.P. ("Partners") for Partners' stock in two operating entities, Champion Trailer, Inc., a Dallas, Texas based manufacturer of top line racing transporters, and US Rubber Reclaiming, Inc., of Vicksburg, Mississippi, the sole North American producer of reclaimed butyl rubber. Additionally, several affiliated parties of Partners exchanged their stock in Pyramid Coach, Inc. for Danzer Corporation stock. Pyramid Coach of Nashville, Tennessee, operates and leases celebrity tour coaches to corporate clients and rock, pop and country musicians, such as the Gold Channel, Janet Jackson, Bob Dylan, Chicago, Alan Jackson, Reba McIntire, Sara Evans, Brad Paisley and hundreds of other entertainers.

Then in July 2001, Partners completed the acquisition of the assets of United Expressline, Inc., a trailer manufacturer with operations in Bristol, Indiana and White Pigeon, Michigan. Partners then exchanged its shares in United for additional Danzer Corporation stock, resulting in Partners and its affiliates owning a majority of the issued and outstanding voting shares of Danzer Corporation.

Also in 2001, the shareholders approved a name change from Danzer Corporation to Obsidian Enterprises, Inc. We completed fiscal 2001 with five operating entities (including Danzer Industries). These entities had combined gross revenues on a pro forma basis for the ten-month period ended October 31, 2001 exceeding $53 million.

The details for the 2001 fiscal year are shown in the Form 10-K that we filed with the Securities and Exchange Commission, which is attached.

In addition to the change of our official headquarters to Indianapolis, Indiana and the continued service of our senior management team, we have added Barry S. Baer as our EVP/Chief Financial Officer to ensure we meet the rapidly evolving fiscal reporting requirements. The entire Obsidian Enterprises team is dedicated to profitably growing your company and enhancing shareholder value.

To achieve this goal, we have put in place a number of management tools to monitor individual operating entity progress and fully utilize the assets available to us. We are also in the process of refinancing our companies to put them on a stronger long-term financial footing.

We are  excited  about the  prospects  for the  continuing  growth of all of our operating subsidiaries. While continuing to focus on the growth and profitability of these Companies, we will also focus on new acquisitions that are compatible with our existing operations and on identifying acquisitions in new industries.

We look forward to our collective future and are hopeful we will see you at our Shareholder Meeting in Indianapolis, Indiana on September 27, 2002.


Sincerely,

Obsidian Enterprises, Inc.


Timothy S. Durham
Chairman and CEO